EXHIBIT 14.1

GARRISON CAPITAL ADVISERS LLC
GARRISON CAPITAL INC.

JOINT CODE OF ETHICS UNDER RULE 204A-1 AND RULE 17J-1

I.	CODE OF ETHICS REQUIREMENTS
A.	Introduction

Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), requires each registered investment adviser to adopt and implement a written code of ethics that contains provisions regarding (i) the standard of business conduct required by the adviser, which must reflect the adviser’s fiduciary duty to its clients, (ii) compliance with all applicable U.S. federal securities laws, (iii) reporting and review of personal securities transactions and holdings, (iv) reporting of violations of the code of ethics and (v) provision of the code of ethics to all supervised persons.

Further, Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), requires that an investment company and the investment company’s investment adviser adopt a written code of ethics that establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the investment company may abuse their fiduciary duty to the investment company, and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.  Moreover, under Rule 17j-1, the board of directors of the investment company must approve the code of ethics of the investment company and the code of ethics of the investment company’s investment adviser (and any material changes to these codes).

Each partner, member, director, officer and employee of Garrison Capital Advisers LLC (“GCA”) (including its subsidiaries, collectively referred to herein as the “Firm”), any other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm (for purposes of this code of ethics, each, an “Employee”), and any director of Garrison Capital Inc. (“Garrison BDC”) (for purposes of this code of ethics, each, a “Director” and together with Employees, “you”), is subject to this Garrison Capital Advisers LLC and Garrison Capital Inc. Joint Code of Ethics (the “Code of Ethics”). 1

This Code of Ethics is intended to comply with Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act.

B.	General Policy

As an investment adviser, the Firm owes a fiduciary duty to its clients, which currently is limited to Garrison BDC, a closed-end, externally managed investment company that has elected to be treated as a business development company subject to certain provisions of the 1940 Act, including Rule 17j-1, but

[1]

Certain temporary employees of the Firm and certain independent consultants also may be subject, in certain circumstances, to some or all of the provisions of this Code of Ethics, in the discretion of and to the extent determined by the Chief Compliance Officer. Any such person is included in the terms “Employee” or “you” with respect to any applicable provisions of this Code of Ethics. Also, any natural person who controls GCA or Garrison BDC and obtains information concerning recommendations made to any Client (as defined below) of the Firm that is subject to the 1940 Act or Garrison BDC, respectively, shall be subject to the applicable provisions of this Code of Ethics to the same extent as if such person were an Employee.

may in the future include unregistered investment funds, co-investment vehicles, collateralized loan obligation vehicles and managed accounts (each, a “Client” and collectively, the “Clients”).  Directors owe similar duties to Garrison BDC.  This means you are in a position of trust and confidence with respect to the Firm’s Clients, and you have a duty to place the interests of the Firm’s Clients before your own interests and the interest of the Firm and its other Employees.  Accordingly, you must not act or behave in any manner or engage in any activity that (i) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any Client or Garrison BDC, as applicable, (ii) creates any undisclosed and/or unaddressed actual or potential conflict of interest, or even the appearance of an undisclosed and/or unaddressed conflict of interest, between any Client or, with respect to the Directors, Garrison BDC, on the one hand, and the Firm, any Employee or the Directors, on the other hand, or between Clients, or (iii) creates even the suspicion or appearance of the misuse of material non-public information (“MNPI”).

We seek to foster and maintain a reputation for honesty, integrity and professionalism, and all Employees and Directors are entrusted to maintain this reputation.  The confidence and trust placed in the Firm are highly valued and must be protected.  Its reputation is a vital business asset.

We will make available to each Employee and Director a copy of this Code of Ethics and all subsequent amendments.  By law, all Employees must provide written acknowledgement to the Chief Compliance Officer (the “CCO”) of their initial receipt and review of this Code of Ethics, their annual review of this Code of Ethics and their receipt and review of any subsequent amendments to this Code of Ethics.

C.	Duty to Comply With Applicable Laws

The Firm and its Employees and Directors must comply with all federal securities laws, including the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the SEC or the U.S. Department of the Treasury (together, the “Federal Securities Laws”).

D.	Understand Your Ethical Obligations and the Firm’s Compliance Policies and Procedures

You are responsible for knowing, understanding, and, as applicable, implementing the policies and guidelines contained in this Code of Ethics.  If you have questions, ask them; if you have ethical concerns, raise them.

The CCO is responsible for overseeing and monitoring compliance with this Code of Ethics.  In addition, other resources set forth in this Code of Ethics are available to answer your questions and provide guidance and for you to report suspected misconduct.  Your conduct should reflect the Firm’s values, demonstrate ethical leadership, and promote an environment that upholds the Firm’s reputation for integrity, ethical conduct and trust.

E.	Training

At least annually, the CCO (or designee) will provide training to all Employees.  The purpose of such training will include, among other things, to review key compliance policies and procedures and to inform Employees of the laws and regulations applicable to the Firm and their individual job functions.

B-1-2

F.	Duty to Report Violations

Each Employee and Director is required by law to promptly notify the CCO in the event the Employee or Director knows or has reason to believe that he or she or any other Employee or Director has violated any provision of this Code of Ethics.  Supervisors of Employees are also subject to additional legal duties that require them to appropriately address, including by reporting to the CCO, suspected violations of the policies and procedures contained in this Compliance Manual.  If an Employee or Director knows or has reason to believe that the CCO has violated any provision of this Code of Ethics, the Employee or Director must promptly notify the Chief Financial Officer, and is not required to so notify the CCO.

Any retaliatory action taken against any Employee who reports a violation or a suspected violation of this Code of Ethics is itself a violation of this Code of Ethics and cause for appropriate disciplinary action.

G.	Personal Securities Transactions and Holdings

All personal securities transactions by Employees and Directors must be effected in a manner consistent with any fiduciary duty owed to any Client or Garrison BDC, as applicable.  The Firm and Garrison BDC have adopted the following Personal Trading Policy that addresses personal trading by all Employees and Directors.

II.	PERSONAL TRADING POLICY

The Firm allows its Employees and Directors to maintain personal securities accounts.  However, personal investing by certain Employees and interested Directors known as “access persons”2 in any account in which the access person has a beneficial interest, including accounts for any immediate family or household members, must be consistent with our fiduciary duty to our clients and regulatory requirements.

In addition to setting forth personal trading guidelines, this Personal Trading Policy requires, subject to certain exceptions, that all Employees and Directors:  (i) identify any personal investment accounts, (ii) report all reportable transactions and investment activity at least on a quarterly basis to the Firm’s CCO or designee; and (ii) obtain approval before making or disposing of any personal investments in certain Securities as detailed below.

A.	Definitions Applicable to this Personal Trading Policy
1.	Beneficial Ownership

The concept of “Beneficial Ownership” has the same meaning as that set forth in Rule 16a-l(a)(2) under the Exchange Act.  It refers to a direct or indirect pecuniary interest in Securities, the benefits of which are enjoyed, directly or indirectly, by an Employee or Director by reason of any contract, arrangement, understanding, relationship (such as, for example, with that person’s spouse, children or other close familial relationship), agreement or any other direct or indirect pecuniary interest, and by reason of which such Employee or Director should be regarded as the true owner, although such Securities may not be registered or standing on the books of the issuer in the name of such Employee.

[2]	Out of an abundance of caution, the Firm currently applies this Personal Trading Policy to all Employees, regardless of whether such employee is a designated access person.

B-1-3

For example, Securities held:

(i)	for a person’s benefit in the names of others, such as nominees, trustees and other fiduciaries;
(ii)	by any partnership of which a person is a partner; and
(iii)	by any corporation which is controlled by a person (directly or through intermediaries),

would be deemed to be Beneficially Owned by said person.

Similarly, a person ordinarily obtains benefits equivalent to ownership from, and thus is generally regarded as the Beneficial Owner of, Securities:

(i)	held in the name of a spouse, a minor child, or a relative of the person or a spouse; and
(ii)	where income derived from those Securities is applied to maintain a common home or to meet expenses that the person otherwise would meet from other sources.

Interests that confer Beneficial Ownership of a Security include having or sharing with another:

(i)	voting power, including the power to vote, or to direct the voting of the Security; and/or
(ii)	investment power, including the power to dispose, or to direct the disposition, of such Security.

A person is also deemed to be the Beneficial Owner of Securities that such person has the right to acquire Beneficial Ownership of:

(i)	through the exercise of an option, warrant or right (including options traded on options exchanges) exercisable within 60 days;
(ii)	through the conversion of Securities that are immediately convertible or will become convertible within 60 days;
(iii)	pursuant to a power to revoke within 60 days; or
(iv)	pursuant to the automatic termination within 60 days, of a trust, discretionary account or similar arrangement.

In addition, Beneficial Ownership is conferred if voting or investment power is shared with one or more other persons and, therefore, the same shares of stock may be deemed Beneficially Owned by a number of persons.

The SEC regards Securities held in trust for others as Beneficially Owned by the trustee if the trustee has or shares voting or investment power with respect to such Securities.

B-1-4

2.	Excluded Security

The term “Excluded Security” means (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds registered under the 1940 Act, except to the extent such funds are affiliated with the Firm; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are affiliated with the Firm.

3.	Personal Account

The term “Personal Account” means any Securities account that is maintained with a broker, dealer or bank (i) in which an Employee or Director has any direct or indirect Beneficial Ownership and with respect to which the holder of such account may have influence or control over investment decisions; or (ii) over which the Employee or Director exercises any investment discretion.

4.	Purchase or Sale of a Security

“Purchase” or “sale” of a Security includes, among other things, the writing of an option to purchase or sell a Security.

5.	Security Considered for Purchase or Sale

A Security is “being considered for purchase or sale” when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

6.	Security

The terms “Security” or “Securities” shall have the meanings set forth in Section 2(a)(36) of the 1940 Act and Section 202(a)(18) of the Advisers Act.  The following are Securities, as defined in the 1940 Act and the Advisers Act:

Any:

•	note;
•	stock;
•	treasury stock;
•	future with respect to any security or any group or index of securities;
•	bond;
•	debenture;
•	evidence of indebtedness;
•	certificate of interest or participation in any profit-sharing agreement;

B-1-5

•	collateral trust certificate;
•	preorganization certificate or subscription;
•	transferable share;
•	investment contract;
•	voting-trust certificate;
•	certificate of deposit for a security;
•	fractional undivided interest in oil, gas, or other mineral rights;
•	put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);
•	put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”; and
•	any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any security.

For purposes of this Code of Ethics, “Security” also includes the following:

•	any securities-based swap agreement and any other instrument that has an investment return or value that is based, in whole or in part, on a Security;
•	any loan; and
•	any interest in a collective investment vehicle (such as a limited partnership or limited liability company).

Commodities, futures and options traded on a commodities exchange, including currency futures, are not Securities.

Questions about whether an instrument is a Security should be directed to the General Counsel.

B.	Prohibited Transactions
1.	Insider Trading Prohibited

No Employee or Director may engage in “insider trading,” whether for his or her own benefit or for the benefit of others.

2.	Other Prohibited Transactions

No Employee or Director may:

B-1-6

(a)

engage in any transactions in the Securities of a company that appears on the Firm’s Restricted Trading List (Employees only) (See Chapters II and III of the Garrison Investment Group LP Compliance Manual and “Disclosure of Material Information” in this Manual for further discussion of insider trading);

(b)	purchase or sell, directly or indirectly, any Security, other than an Excluded Security, that to such Employee’s or Director’s actual knowledge at the time of such purchase or sale:
(i)	is being, or within the most recent 15 days was, considered for purchase or sale by a Client or, with respect to Directors, Garrison BDC; or
(ii)	is being purchased or sold by a Client or, with respect to Directors, Garrison BDC;
(c)

purchase or sell any Security, other than an Excluded Security, that is, at the time of such proposed purchase or sale, or within the most recent 15 days was, held for the account of one or more Clients or, with respect to Directors, Garrison BDC;

(d)

purchase or sell any options or futures contracts at a time when the Employee or Director could not, consistent with this Personal Trading Policy and the Federal Securities Laws, also purchase or sell the underlying Securities of the company to which the options or futures contracts relate; or

(e)

engage in “insider trading,” whether for his or her own benefit or the benefit of others.  (See Chapter 3 of the Garrison Investment Group LP Compliance Manual or the Garrison BDC Manual for further discussion of insider trading.)

C.	Exceptions to Prohibited Transactions

The prohibitions of Section II.B.2 above shall not apply to:

(a)

Purchases or sales effected in any account over which the Employee or Director has no direct or indirect influence or control or in any account of the Employee or Director that is managed on a discretionary basis by a person other than such Employee or Director (and other than such Employee’s or Director’s spouse, domestic partner, or financial dependents) and with respect to which such Employee or Director does not in fact influence or control such transactions and does not otherwise have the ability to exercise such influence or control such transactions (notwithstanding the fact that the Employee or Director may choose not to exercise such influence or control).  Before an Employee or Director can rely on this exception, he or she must inform the CCO of the account and obtain a one-time pre-approval from the CCO.

Before an Employee or Director’s account can be deemed non-discretionary, he or she must inform the CCO who will conduct an assessment of the nature of the Employee’s trading authority over the account and determine whether it qualifies.

Generally, an Employee or Director (or his or her spouse, domestic partner, or financial dependents) has no direct or indirect influence or control where an account is managed by an independent (i.e., no familial or personal relationship

B-1-7

to the covered person and no affiliation with the Firm) professional third party investment manager or investment adviser without the advance knowledge, input, or consent of the account holder.

For the avoidance of doubt, the Firm permits its Employees (and their spouse, domestic partner, or financial dependents) to create one or more bona fide accounts with an independent professional third-party investment manager, upon notice to the General Counsel or CCO, pursuant to which such discretionary investment manager may effect securities transactions on behalf of the account without the account holder’s direct or indirect influence or control (i.e., advance knowledge, input, or consent).  An Employee (and his or her spouse, domestic partner, or financial dependents) may discuss general policy matters with his or her discretionary investment manager such as, for example, such person’s tolerance for investment risk, overall defensive or aggressive postures, asset allocation by broad categories, tax matters such as tolerance for gains and losses, and cash disbursement requirements for taxes or otherwise.  An Employee (and his or her spouse, domestic partner, or financial dependents) may also instruct his or her discretionary investment manager to buy, sell (including short sales), and generally trade in, on margin or otherwise, securities or instruments of all types and kinds, or specified types and kinds, so long as the discretionary investment manager has full discretion over investment decisions.  A discretionary investment manager, however, may not consult with an Employee (or his or her spouse, domestic partner, or financial dependents), and such person may not provide instructions to his or her discretionary investment manager, with respect to any specific buy, sell, or hold decisions at any time.  Such impermissible instructions include suggesting purchases or sales of investments to the discretionary investment manager, directing purchases or sales of investments by the discretionary investment manager, or consulting with the discretionary investment manager as to the particular allocation of investments to be made in the account.  Such impermissible instructions also include instructions to sell or buy investments when certain trigger events occur, such as a specified price per share.

Employees and Directors (and their spouse, domestic partner, or financial dependents) must instruct their third party discretionary investment managers not to engage in any transactions in the Securities of a company that appears on the Firm’s Restricted Trading List, absent approval to the contrary by the CCO.

(b)

Purchases that are part of an automatic dividend reinvestment plan.  Before an Employee or Director can rely on this exception, he or she must inform the CCO of the plan and obtain a one-time pre-approval from the CCO.

(c)

Purchases effected upon the exercise of rights issued by a company, pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such company, and sales of such rights so acquired.

(d)

Other purchases or sales for which the CCO, upon request by the Employee or Director, has determined would not conflict with the best interests of any Client or the Firm and is not in violation of applicable law.

B-1-8

There may be instances when an issuer appears on the Firm’s Restricted Trading List for reasons other than the Firm’s potential or actual consumption of MNPI.  In such instances, the CCO may, in his discretion and if otherwise permitted by law, grant approval for an Employee to trade in Securities of or relating to that company.

D.	Reports by Employees and Directors
1.	Holdings Reports and Quarterly New Account Identification and Securities Transactions Reports

Subject to the exceptions discussed below, an Employee or Director is required to make a report with respect to (i) any account (or any holdings in or transactions effected in such account) over which the Employee or Director has any direct or indirect influence or control or (ii) any account of the Employee or Director (or any holdings in or transactions effected in such account) that is managed on a discretionary basis by a person other than such Employee or Director (and other than such Employee’s or Director’s spouse, domestic partner, or financial dependents) and with respect to which such Employee or Director may in fact influence or control such transactions (notwithstanding the fact that the Employee or Director may choose not to exercise such influence or control).

Subject to the exceptions discussed below, every Employee or Director shall report to the CCO the information described in Section II.D.2.  below:

(a)

on an initial basis (the “Initial Securities Holdings and Account Identification Report”) (i) holdings of all Securities, other than Excluded Securities, in which such Employee or Director has direct or indirect Beneficial Ownership and (ii) any Personal Account.  The CCO shall meet with new Employees to describe to new Employees this Personal Trading policy and to provide them with the Initial Securities Holdings and Account Identification Report;

(b)

on a quarterly basis, any Personal Account not yet previously reported to the CCO and all transactions during each fiscal quarter in any Security, other than an Excluded Security, in which such Employee or Director has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security (the “Quarterly New Account Identification and Securities Transactions Report”); and

(c)

on an annual basis, (the “Annual Securities Holdings and Account Identification Report”) (i) holding of all Securities, other than Excluded Securities, in which such Employee or Director has direct or indirect Beneficial Ownership and (ii) any Personal Account.  The CCO shall circulate at least once each 12-month period a notification informing the Employee or Director of the need to certify and provide an Annual Securities Holdings and Account Identification report.  Employees shall certify in hard copy or via the Firm’s electronic personal trading and compliance system (“PTCS”).

The account holdings information provided by the Employee or Director must be current as of a date no more than 45 days prior to the date of submission.

2.	Content and Timing

Every report shall be in writing and shall be delivered not later than:

B-1-9

(a)	in the case of the Initial Securities Holdings and Account Identification Report, seven days after the individual becomes an Employee or Director;
(b)	in the case of the Quarterly New Account Identification and Securities Transactions Report, 30 days after the end of each fiscal quarter; and
(c)	in the case of the Annual Securities Holdings and Account Identification Report, no later than 45 days after the completion of each calendar year (by a date to be specified by the CCO).

Certain of the information required for each report will be satisfied by the Employee or Director either by (i) causing his or her brokerage firm(s) to deliver account statements to the Firm or by (ii) causing his or her brokerage firm(s) to provide a direct electronic feed regarding the Employee’s account to the Firm’s PTCS (currently Compliance Science).  Duplicate monthly or quarterly account statements sent to the CCO should be addressed as follows:  “Chief Compliance Officer, Ref:  [name of the person listed on the account], Garrison Investment Group LP, 1290 Avenue of the Americas, 9th Floor, New York, New York 10104.”

Until such time as the Employee’s or Director’s brokerage firm(s) begins sending such account statements to the CCO or an electronic feed to the Firm’s PTCS, it is the Employee’s or Director’s responsibility to provide the CCO with such account statements.

With respect to Securities, other than Excluded Securities, in which the Employee or Director has a Beneficial Ownership interest that are not held in a Personal Account, the Employee or Director must list such Securities on the Initial Securities Holdings and Account Identification Report and/or the Annual Securities Holdings and Account Identification Report, as pertinent.  Transactions effected in such Securities must be listed on the Quarterly New Account Identification and Securities Transactions Report.

Any such report may contain a statement that the report shall not be construed as an admission by the Employee or Director making such report that such Employee has any direct or indirect Beneficial Ownership in the Security to which the report relates.

3.	Exception for Independent Directors of Garrison BDC

Directors that are not “interested persons” of Garrison BDC within the meaning of the 1940 Act, and who would be required to make a report under this Personal Trading Policy solely by reason of being a director to Garrison BDC, shall not be required to (i) file any Initial Securities Holdings and Account Identification Reports; (ii) file any Quarterly New Account Identification and Securities Transactions Reports (unless the Director knew or, in the ordinary course of fulfilling his or her official duties to Garrison BDC, should have known that during the 15-day period immediately before or after the Director’s transaction in a Security (other than an Excluded Security), Garrison BDC purchased or sold such Security, or Garrison BDC or the Firm considered purchasing or selling such Security) or (iii) file any Annual Securities Holdings and Account Identification Reports.

4.	Review by the Firm

Reports furnished pursuant to this Personal Trading Policy will be reviewed by the CCO or his designee to determine that Employees’ or Directors’ trades are consistent with the requirements and restrictions set forth in this Personal Trading Policy and with an aim to detect any improper trading activities.  Documentation concerning such review will be retained by the Firm’s Compliance department.

B-1-10

Reports furnished by the CCO with respect to his own personal trading will be reviewed by the General Counsel, Chief Financial Officer, a Firm Principal, as appropriate, or by one of their designees.

Reports will be kept confidential, subject to the right of inspection by the senior management of the Firm, Employees working in the Legal and Compliance departments and the SEC staff or other governmental agencies.

Employees who fail to complete the required reports in a timely fashion will be prohibited from engaging in any personal trading until such time as their reports are completed and submitted to the CCO or his designee and may be subject to disciplinary action, including termination.

E.	Pre-Approval Required for Transactions in IPOs, Private Placements, Competitors of the Firm, and Shares of GARS

Every Employee must obtain written approval from the General Counsel or CCO before engaging in the following Securities transactions (to the extent such transactions are not otherwise prohibited by the prohibitions in Section II.B. above):

(a)	Any transaction resulting in the Employee’s acquisition of Beneficial Ownership of any Securities in an initial public offering.
(b)

Any transaction resulting in the Employee’s acquisition of Beneficial Ownership of any Securities in a limited offering (i.e., an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(5) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder) (a “Limited Offering”), commonly referred to as a “private placement.”

(c)	Any transaction by an Employee in a Security issued by any company that is a significant competitor with the Firm or that does significant amounts of business with the Firm;[3] and
(d)	Any purchase or sale of shares of Garrison BDC.

In addition, every Director must obtain written approval from the General Counsel or CCO before engaging in any purchase or sale of shares of Garrison BDC.

Requests for pre-approval must be made in the Firm’s PTCS (currently Compliance Science) or on the “Securities Transaction Pre-Approval Request,” the form of which is attached to this Code of Ethics as Attachment B-4.4

The Securities Transaction Pre-Approval Request must be submitted to the CCO, and CCO approval must be obtained, before the Employee or Director may engage in any such transaction.  Any

[3]

The Firm maintains a separate list, known as the ‘grey list,’ on which it includes Securities of companies that might be considered Firm competitors and periodically monitors Employees and Directors trades against this list; accordingly, while the term “Firm competitor” has not been expressly defined, Employees and Directors should, when in doubt, consult with the General Counsel or CCO before engaging in transactions they believe may be captured.

[4]	Purchases of shares of Garrison BDC are subject to the procedures set forth in the BDC Compliance Manual.

B-1-11

request by the CCO for pre-approval of such transactions for his own personal account will be reviewed, and a determination made, by the Chief Financial Officer.

For the avoidance of doubt, preapproval requests must be submitted in accordance with the foregoing provisions even in the case of discretionary third-party accounts (i.e., accounts managed by independent professional third party investment managers created upon notice to the General Counsel or CCO, as described in Section II.C above).  In the event an independent professional third party investment manager who has discretionary trading authority over an Employee’s (or his or her spouse’s, domestic partner’s, or financial dependents’) account does not agree in writing to preapprove transactions of the type described above, then the relevant account agreement must prohibit transactions of the type described above.

When pre-approval is requested and granted, the pre-approval applies only to the covered accounts of the Employee or Director requesting clearance, and is valid only until the end of the sixth day following the day on which the clearance was given (unless earlier terminated by the General Counsel, CCO, or his or her designee), except with respect to purchases of GARS shares which remain open throughout the relevant trading window.

Any pre-approval to purchase or sell securities that has been granted by the General Counsel or CCO (or their designee) is not an indication or a representation by the Firm or such individual that such transaction is in accordance with all applicable laws, rules, and regulations.  The General Counsel or CCO (or their designee) approves transactions only to the extent that such purchase, sale, or other transaction relates to these policies and procedures at the moment the pre-approval is provided.  At no time shall the General Counsel or CCO (or their designee) provide individual legal advice to, or act as legal counsel to, any Employee or Director with respect to his/her personal investment activities.

An Employee should only seek preapproval for transactions where the Employee or Director is not:  (i) attempting to benefit personally from any existing business relationship between the issuer/company and the Firm, (ii) engaging in any manipulative or deceptive trading activity, (iii) in possession of any material non-public information concerning the issuer/company or market information which could potentially affect the market price or fair value of the security or other instrument, or (iv) engaging in any action that conflicts or potentially conflicts with the interests of the Firm or any investor in the investment funds and accounts managed and/or advised by the Firm.

F.	Maintenance of Records

The CCO shall maintain, in an easily accessible place (which also includes electronic records available in the Firm’s PTCS system), the following records:

(a)	A copy of this Code of Ethics which is or has been in effect during the past five years.
(b)	A list of all persons who are, or within the preceding five years have been, required to make (or review) reports pursuant to this Code of Ethics and the Federal Securities Laws.
(c)	A copy of each report (or any information provided in lieu of these reports) made pursuant to this Code of Ethics within the preceding five years.

B-1-12

(d)

A copy of any decision and reasons supporting such decision to approve Securities transactions pursuant to Section E of this Personal Trading Policy, made within the past five years after the end of the fiscal year in which such approval is granted.

(e)	A copy of all written approvals of Securities transactions pursuant to Section E of this Personal Trading Policy.
(f)

A copy of any record or report of violation of this Code of Ethics and any action taken as a result of such violation, which must be maintained for at least five years after the end of the fiscal year in which the violation occurred.

G.	Sanctions for Violations

Upon discovering a violation of this Personal Trading Policy, the Firm may impose such disciplinary action as it deems appropriate, such as a warning, reprimand, letter of censure, suspension, or termination of the employment, or association with the Firm, of the violator.

H.	Administration of Code of Ethics
1.	Annual Board Reporting

No less frequently than annually, the board of directors of any Client that is subject to the 1940 Act and the Board of Directors of Garrison BDC must be provided with, and such boards must consider, a written report that:  (a) describes any issues arising under this Code of Ethics or procedures since the last report to the applicable board, including, but not limited to, information about material violations of this Code of Ethics or procedures and sanctions imposed in response to material violations; and (b) certifies that the Firm or Garrison BDC, as applicable, has adopted procedures reasonably necessary to prevent Employees and Directors from violating this Code of Ethics.

2.	Material Amendments

The board of directors of any Client that is subject to the 1940 Act and the Board of Directors of Garrison BDC must approve any material changes to this Code of Ethics no later than six months after the adoption of such changes.  Such approval shall be based on a determination that this Code of Ethics contains provisions reasonably necessary to prevent Employees and Directors from engaging in certain conduct prohibited by Rule 17j-1.

Approved:  February 26, 2019

B-1-13

Attachment B-1

GARRISON CAPITAL ADVISERS LLC

INITIAL SECURITIES HOLDINGS AND ACCOUNT IDENTIFICATION REPORT

Name of Employee:

Date of Submission:

This Report must be completed and submitted to the Chief Compliance Officer within one week of the start of your employment.

Please indicate that you have read and understood the definitions attached to this Report by placing your initials here:_.  If you have any questions about any of the definitions, you should contact the Chief Compliance Officer

I.	Personal Accounts

Please list all Personal Accounts below, current as of the date of submission of this Report.

Name on Account (and relationship to Employee, if applicable)	Broker, Dealer or Bank Name, Address, Contact Person and Telephone Number	Account Number

If you do not have any Personal Accounts, place your initials here:

II.	Current Holdings in All Personal Accounts

Please attach a copy of the most recent account statement for all Personal Accounts listed above.

You need not attach any Personal Account account statement that contains only information regarding Excluded Securities.

B-1-1

III.	Current Holdings of Securities not held in Personal Accounts

Please list below all Securities, other than Excluded Securities, in which you have a Beneficial Ownership interest that are not held in a Personal Account, current as of the date of submission of this Report.

Name and Type of Security	Symbol/CUSIP	Quantity

If you do not have a Beneficial Ownership interest in any Securities, other than Excluded Securities, that are not held in Personal Accounts, place your initials here:

By signing below, I hereby certify that the information contained in this Report and the attached statements for Personal Accounts is accurate, that all my Personal Accounts and all Securities (other than Excluded Securities) in which I have a Beneficial Ownership interest that are not held in Personal Accounts are listed above, and that I have attached documents sufficient to identify all holdings in such Personal Accounts that are required to be reported, as of the date of submission of this Report.

Signature:

B-1-2

DEFINITIONS

You have a “Beneficial Ownership” in a Security if:  (i) you have a Pecuniary Interest in such Security; (ii) you have the power to vote or direct the voting of such Security; or (iii) you have the power to dispose, or direct the disposition, of such Security.

“Excluded Security” means (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds registered under the Investment Company Act of 1940, as amended (the “1940 Act”), except to the extent such funds are affiliated with the Firm; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are affiliated with the Firm.

You have a “Pecuniary Interest” in a Security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security.  The term “Pecuniary Interest” is construed very broadly.  For example, you will have a Pecuniary Interest in:

(i)	all Securities owned by members of your immediate family (including grand-parents, step relatives, in-laws and adoptive relatives) who share the same household with you;
(ii)	all Securities held by a partnership of which you are a general partner;
(iii)	all Securities held by a limited liability company of which you are a member-manager;
(iv)	all Securities held by a corporation (or similar entity) if you are a controlling shareholder or have/share investment control over the corporation’s investment portfolio;
(v)	all equity Securities that you have the right to acquire through the exercise or conversion of a derivative Security (whether or not your right is presently exercisable); and
(vi)

all Securities held by a trust, if (A) you are a trustee or beneficiary of the trust and (B) either you or members of your immediate family have a vested interest in the principal or income of the trust.

“Personal Account” means any Securities account that is maintained with a broker, dealer or bank:  (i) to which are, or may be, credited Securities in which you have any direct or indirect Beneficial Ownership and with respect to which the holder of such account may have influence or control over investment decisions; or (ii) over which you exercise any investment discretion.

“Security” means any interest or instrument commonly known as a “security,” including (i) any note; stock; security future; bond; interest in a collective investment vehicle; derivative based on a Security or on any group or index of Securities; derivative entered into on a national securities exchange relating to foreign currency; fractional undivided interest in oil, gas or other mineral rights; and (ii) any warrant or option in relation to any Security, in each case, whether held in a Personal Account, safe deposit box or otherwise.  For purposes of this Report, any securities-based swap also will be considered

B-1-3

a Security.  Please note that commodities, futures and options traded on a commodities exchange, including currency futures, are not Securities.

B-1-4

PERSONAL ACCOUNT STATEMENTS

(please attach as necessary)

B-1-5

Attachment B-2

GARRISON CAPITAL ADVISERS LLC

QUARTERLY NEW ACCOUNT IDENTIFICATION AND
SECURITIES TRANSACTIONS REPORT

Name of Employee:

Date of Submission:

Report for the Quarter Ending:   (the “Quarterly Period”)

This Report must be completed and submitted to the Chief Compliance Officer or his designee no later than 30 days after the end of the Quarterly Period.

Please indicate that you have read and understood the definitions attached to this Report by placing your initials here:  ____________.  If you have any questions about any of the definitions, you should contact the Chief Compliance Officer.

I.	New Personal Accounts

If you do not have any Personal Accounts that you have not previously disclosed, place your initials here:

If you have any Personal Accounts that you have not previously disclosed, please list them below.

Name on Account (and relationship to Employee, if applicable)	Broker, Dealer or Bank Name, Address, Contact person and Telephone Number	Account Number	Date Opened

II.	Current Holdings in New Personal Accounts

Please attach a copy of the most recent account statement for any new Personal Accounts listed above.

You need not attach any Personal Account account statement that contains only information regarding Excluded Securities.

B-2-1

III.	Duplicate Account Statements

Please initial the applicable option below:

1.	I have instructed all brokers, dealers or banks at which I maintain one or more Personal Accounts to send duplicate account statements for such account(s) to Garrison’s Chief Compliance Officer.

If Item 1 applies to you, initial here:

2.

I have instructed all brokers, dealers or banks at which I maintain one or more Personal Accounts to send duplicate account statements for such account(s) to Garrison’s Chief Compliance Officer other than in relation to those Personal Accounts to which only Excluded Securities are credited.

If Item 2 applies to you, initial here:

3.

I have instructed all brokers, dealers or banks at which I maintain one or more Personal Accounts to send duplicate account statements for such account(s) to Garrison’s Chief Compliance Officer other than:

Name on Account (and relationship to Employee, if applicable)	Broker, Dealer or Bank Name, Address, Contact person and Telephone Number	Account Number

If Item 3 applies to you, initial here:  _________ and attach account statements for the Quarterly Period for all Personal Accounts listed above.

4.	I do not maintain any Personal Accounts.

If Item 4 applies to you, initial here:

IV.	Transactions in Securities not held in Personal Accounts

With respect to any Securities transaction settled during the Quarterly Period in which you have a Beneficial Ownership interest that was not effected through a broker, dealer or bank (e.g., direct purchase of a Limited Offering), please complete the following section.

You need not provide this information with respect to transactions in Excluded Securities.

Date	Buy/Sell	Security Name	Amount	Price	Issuer

B-2-2

If you do not have a Beneficial Ownership interest in any Securities (other than Excluded Securities) that are not held in Personal Accounts, place your initials here:

By signing below, I hereby certify that the information contained in this Report is complete and accurate.

Signature:

B-2-3

DEFINITIONS

You have a “Beneficial Ownership” in a Security if:  (i) you have a Pecuniary Interest in such Security; (ii) you have the power to vote or direct the voting of such Security; or (iii) you have the power to dispose, or direct the disposition, of such Security.

“Excluded Security” means (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds registered under the Investment Company Act of 1940, as amended (the “1940 Act”), except to the extent such funds are affiliated with the Firm; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are affiliated with the Firm.

“Limited Offering” means any transaction resulting in an Employee’s acquisition of Beneficial Ownership of any Securities in a limited offering (i.e., an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder).

You have a “Pecuniary Interest” in a Security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security.  The term “Pecuniary Interest” is construed very broadly.  For example, you will have a Pecuniary Interest in:

(i)	all Securities owned by members of your immediate family (including grand-parents, step relatives, in-laws and adoptive relatives) who share the same household with you;
(ii)	all Securities held by a partnership of which you are a general partner;
(iii)	all Securities held by a limited liability company of which you are a member-manager;
(iv)	all Securities held by a corporation (or similar entity) if you are a controlling shareholder or have/share investment control over the corporation’s investment portfolio;
(v)	all equity Securities that you have the right to acquire through the exercise or conversion of a derivative Security (whether or not your right is presently exercisable); and
(vi)

all Securities held by a trust, if (A) you are a trustee or beneficiary of the trust and (B) either you or members of your immediate family have a vested interest in the principal or income of the trust.

“Personal Account” means any Securities account that is maintained with a broker, dealer or bank:  (i) to which are, or may be, credited Securities in which you have any direct or indirect Beneficial Ownership and with respect to which the holder of such account may have influence or control over investment decisions; or (ii) over which you exercise any investment discretion.

B-2-4

“Security” means any interest or instrument commonly known as a “security,” including (i) any note; stock; security future; bond; interest in a collective investment vehicle; derivative based on a Security or on any group or index of Securities; derivative entered into on a national securities exchange relating to foreign currency; fractional undivided interest in oil, gas or other mineral rights; and (ii) any warrant or option in relation to any Security, in each case, whether held in a Personal Account, safe deposit box or otherwise.  For purposes of this Report, any securities-based swap also will be considered a Security.  Please note that commodities, futures and options traded on a commodities exchange, including currency futures, are not Securities.

B-2-5

PERSONAL ACCOUNT STATEMENTS

(please attach as necessary)

B-2-6

Attachment B-3

GARRISON CAPITAL ADVISERS LLC

ANNUAL SECURITIES HOLDINGS AND ACCOUNT IDENTIFICATION REPORT

Name of Employee:

Date of Submission:

This Report must be completed and submitted to the Chief Compliance Officer no later than February 14 of each year.

Please indicate that you have read and understood the definitions attached to this Report by placing your initials here:  ________.  If you have any questions about any of the definitions, you should contact the Chief Compliance Officer.

I.	Personal Accounts

Please list all Personal Accounts below (including those previously reported to the Chief Compliance Officer) that are still open, current as of the date of submission of this Report.

Name on Account (and relationship to Employee, if applicable)	Broker, Dealer or Bank Name, Address, Contact Person and Telephone Number	Account Number

If you do not have any Personal Accounts, place your initials here:

II.	Current Holdings in All Personal Accounts

Please attach a copy of the summary account statement for the most recent year ended December 31 for all Personal Accounts listed above (including any Personal Accounts for which a broker, dealer or bank sends duplicate account statements to Garrison’s Chief Compliance Officer).

You need not attach any Personal Account summary account statement that contains only information regarding Excluded Securities.

B-3-1

III.	Current Holdings of Securities not held in Personal Accounts

Please list below all Securities, other than Excluded Securities, in which you have a Beneficial Ownership interest that are not held in a Personal Account, current as of the date of submission of this Report.

Name and Type of Security	Symbol/CUSIP	Quantity

If you do not have a Beneficial Ownership interest in any Securities, other than Excluded Securities, that are not held in Personal Accounts, place your initials here:

By signing below, I hereby certify that the information contained in this Report and the attached statements for Personal Accounts is accurate, that all my Personal Accounts and all Securities (other than Excluded Securities) in which I have a Beneficial Ownership interest that are not held in Personal Accounts are listed above, and that I have attached documents sufficient to identify all holdings in such Personal Accounts that are required to be reported, as of the date of submission of this Report.

Signature:

B-3-2

DEFINITIONS

You have a “Beneficial Ownership” in a Security if:  (i) you have a Pecuniary Interest in such Security; (ii) you have the power to vote or direct the voting of such Security; or (iii) you have the power to dispose, or direct the disposition, of such Security.

“Excluded Security” means (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds registered under the Investment Company Act of 1940, as amended (the “1940 Act”), except to the extent such funds are affiliated with the Firm; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are affiliated with the Firm.

You have a “Pecuniary Interest” in a Security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security.  The term “Pecuniary Interest” is construed very broadly.  For example, you will have a Pecuniary Interest in:

(i)	all Securities owned by members of your immediate family (including grand-parents, step relatives, in-laws and adoptive relatives) who share the same household with you;
(ii)	all Securities held by a partnership of which you are a general partner;
(iii)	all Securities held by a limited liability company of which you are a member-manager;
(iv)	all Securities held by a corporation (or similar entity) if you are a controlling shareholder or have/share investment control over the corporation’s investment portfolio;
(v)	all equity Securities that you have the right to acquire through the exercise or conversion of a derivative Security (whether or not your right is presently exercisable); and
(vi)

all Securities held by a trust, if (A) you are a trustee or beneficiary of the trust and (B) either you or members of your immediate family have a vested interest in the principal or income of the trust.

“Personal Account” means any Securities account that is maintained with a broker, dealer or bank:  (i) to which are, or may be, credited Securities in which you have any direct or indirect Beneficial Ownership and with respect to which the holder of such account may have influence or control over investment decisions; or (ii) over which you exercise any investment discretion.

“Security” means any interest or instrument commonly known as a “security,” including (i) any note; stock; security future; bond; interest in a collective investment vehicle; derivative based on a Security or on any group or index of Securities; derivative entered into on a national securities exchange relating to foreign currency; fractional undivided interest in oil, gas or other mineral rights; and (ii) any warrant or option in relation to any Security, in each case, whether held in a Personal Account, safe deposit box or otherwise.  For purposes of this Report, any securities-based swap also will be considered

B-3-3

a Security.  Please note that commodities, futures and options traded on a commodities exchange, including currency futures, are not Securities.

B-3-4

PERSONAL ACCOUNT STATEMENTS

(please attach as necessary)

B-3-5

Attachment B-4

GARRISON CAPITAL ADVISERS LLC

SECURITIES TRANSACTION PRE-APPROVAL REQUEST

Name of Employee:

Date of Submission:

Name of Company:

Type of Security:  ________________________________________________________

Offering Date:  _________ (for proposed IPO investments and proposed limited offering investments only)

By signing below, I certify and acknowledge the following (for proposed IPO and limited offering investments only):

1.	I am not investing in this IPO or limited offering to profit improperly from my position as an Employee;
2.	The investment opportunity did not arise by virtue of my activities on behalf of a Client; and
3.	To the best of my knowledge, no Client has any foreseeable interest in purchasing this security.

By signing below, I certify that I have read the Garrison Capital Advisers LLC’s Code of Ethics, including the Personal Trading Policy, and believe that the proposed trade fully complies with the requirements of the Code of Ethics, including the Personal Trading Policy.  I understand that the Firm reserves the right to direct me to rescind a trade even if approval is granted.  I also understand that a violation of the Personal Trading Policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

I will provide any offering materials related to this proposed transaction at the request of the Chief Compliance Officer.

Signature:

B-4-1

Internal Use Only ____ Approved ____ Not Approved Person Approving Reasons Supporting Decision to Approve/Not Approve

B-4-2

FORM OF ANNUAL CERTIFICATION

JOINT CODE OF ETHICS

To:	Chief Compliance Officer of Garrison Capital Inc. (the “Company”)

From:

Date:

Re:	Annual Certification Under the Joint Code of Ethics of the Company and Garrison Capital Advisers LLC (as currently in effect, the “Code”)

I have received a copy of and have reviewed the Code.  Furthermore, I have reviewed the Code during the past calendar year and, if applicable, have received and reviewed any amendments to the Code.

I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.  Furthermore, if during the past calendar year I was subject to the Code, I certify that I complied in all respects with the requirements of the Code as in effect during that year.

By:
Name:
Title:

B-4-3